Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of SMTC Corporation of our report dated March 15, 2019 relating to the consolidated financial statements, which appears in SMTC Corporation’s Annual Report on Form 10-K for the year ended December 30, 2018.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario, Canada
May 13, 2019